Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY ANNOUNCES SECOND QUARTER 2021 RESULTS

DALLAS--(BUSINESS WIRE)—August 9, 2021-- Kosmos Energy Ltd. (“Kosmos” or the “Company”) (NYSE: KOS) announced today its financial and operating results for the second quarter of 2021. For the quarter, the Company generated a net loss of $57 million, or $0.14 per diluted share. When adjusted for certain items that impact the comparability of results, the Company generated an adjusted net loss(1) of $10 million, or $0.03 per diluted share for the second quarter of 2021.

SECOND QUARTER 2021 HIGHLIGHTS

•Net Production(2): 51,600 barrels of oil equivalent per day (boepd) with sales of 66,200 boepd, resulting in a slight net overlift position

•Post quarter end, successful completion of the Greater Tortue Ahmeyim (GTA) floating production, storage and offloading vessel (FPSO) sale and lease back transaction

•Successful reserve-based lending (RBL) amendment and extension

•Revenues: $384 million, or $63.80 per boe (excluding the impact of derivative cash settlements)

•Production expense: $116 million, or $19.24 per boe

•General and administrative expenses: $22 million, $14 million cash expense and $8 million non-cash

•Capital expenditures:
•$68 million Base Business
•$83 million Mauritania and Senegal

•Net cash provided by operating activities: $289 million; Free cash flow(1): $115 million

Commenting on the Company’s second quarter 2021 performance, Chairman and Chief Executive Officer Andrew G. Inglis said: “Kosmos delivered strong free cash flow in the second quarter. Through further debt reduction and EBITDAX growth, we expect leverage to continue to reduce through year-end 2021 and into 2022.

With strong cash generation, the successful RBL extension and the recently completed GTA FPSO transaction, Kosmos’ financial position has materially improved and we remain well positioned to execute our remaining financing plans later this year.

Operationally, we remain on track to grow production towards our year-end exit target of 60,000 boepd through our active infill drilling program.

With cash generative assets, a solid financial position and rising production, Kosmos is well positioned to generate significant shareholder value through the second half of the year and into 2022.”

FINANCIAL UPDATE

In May 2021, Kosmos successfully completed an amendment and restatement of the RBL facility in conjunction with the spring redetermination. The amendment extended the facility by two years, with a final maturity of March 2027 and reduced the facility size to $1.25 billion. The borrowing base was finalized, with a more conservative price deck, at approximately $1.24 billion with $1.0 billion outstanding as of June 30, 2021.
The base business net capital expenditure for the second quarter of 2021 was approximately $68 million, in-line with Company guidance. Net capital expenditure related to Mauritania and Senegal in the second quarter was $83 million.
Kosmos exited the second quarter of 2021 with $2.1 billion of net debt(1) and available liquidity of approximately $0.8 billion. The decrease in net debt in the quarter was primarily driven by increased cash generation from higher sales volumes and improving realized oil prices.

OPERATIONAL UPDATE

Production

Total net production(2) in the second quarter of 2021 averaged approximately 51,600 boepd.

Ghana

Production in Ghana averaged approximately 21,900 barrels of oil per day (bopd) net in the second quarter of 2021. As forecast, Kosmos lifted three cargos from Ghana during the second quarter.

At Jubilee, production averaged approximately 70,900 bopd gross during the quarter. At TEN, production averaged approximately 35,000 bopd gross for the second quarter.

The first two wells in our four-well campaign were drilled in the quarter with the first Jubilee producer well (J-56P) completed and now online with Jubilee currently producing around 80,000 bopd. The Jubilee injector well (J-55W) is expected online later this quarter, which should further increase production.

The rig is then scheduled to drill and complete a TEN gas injector well and a second Jubilee producer well later in the year with the Jubilee producer well expected online around the end of the year.

The reliability of the Ghana production facilities continues to improve, with uptime of the Jubilee and TEN FPSOs averaging about 98% year-to-date. Consistently high levels of water injection (>200,000 barrels/day) and gas offtake from the Government of Ghana (>110 mmscf/day) are helping to optimize reservoir performance at Jubilee, which is expected to support long-term production levels.

U.S. Gulf of Mexico

Production in the U.S. Gulf of Mexico averaged approximately 20,400 boepd net (82% oil) during the second quarter.

In April, the Kodiak-3 infill well was brought online with one of two zones intermittently producing. The Company is currently working with partners to evaluate the best intervention options to enhance production from the well.

In late-July, Talos Energy (the operator) announced the successful completion and start-up of the Tornado-5 infill well. The well was expected to add around 8,000-10,000 boepd gross to field production and is performing at the top end of expectations. As the operator reported, injection rates in the structurally downdip Tornado injector well were increased, now injecting at a rate of over 30,000 barrels of water per day into the producing B-6 formation, providing pressure support to enhance overall production and recovery efficiency.

In July, the Company commenced drilling the Zora infrastructure-led exploration prospect located in Desoto Canyon Block 266 (37.5% working interest). The well encountered reservoir quality sands however did not find hydrocarbons. The well is currently being plugged and abandoned and the well results will be integrated into the ongoing evaluation of the surrounding area. The company expects to record approximately $11 million of exploration expense in the third quarter related to the well.

During the first half of the year, Kosmos worked with its partners on an appraisal plan for Winterfell, which is expected to begin with a well in the third quarter. The appraisal well is planned to evaluate the adjacent fault block to the northwest of the original discovery, which has the same seismic signature as Winterfell, with an exploration tail into a deeper horizon. The Winterfell discovery is located within tie back distance to several existing and planned host facilities.

Equatorial Guinea

Production in Equatorial Guinea averaged approximately 29,100 bopd gross and 9,400 bopd net in the second quarter of 2021. As forecast, Kosmos lifted 1.5 cargos from Equatorial Guinea during the quarter.

The Okume upgrade project is expected to be completed in the fourth quarter, contributing additional power, water injection and gas lift capacity necessary for further de-bottlenecking of the facilities and additional electrical submersible pumps (ESPs). In April 2021, one ESP conversion was completed with additional ESP conversions planned following completion of the Okume upgrade project.

The first of three infill wells in the Okume Complex was spudded in June 2021 with positive initial results. The rig will now move to the second well location and hookup has commenced for the first well. All three wells are expected online in the fourth quarter of 2021.

At Ceiba, a major infrastructure integrity project has been completed, which is expected to improve reliability and allow greater flexibility for gas lift to additional wells.

Mauritania & Senegal

The Greater Tortue Ahmeyim liquified natural gas (LNG) project has made steady progress year-to-date with the following milestones achieved in the second quarter and post quarter-end.

•Floating LNG vessel: The four remaining sponsons have been integrated in the final dry dock
•FPSO: The living quarters have been installed
•Breakwater: seven caissons have now been transported offshore with three caissons installed
•Subsea: All subsea trees have been constructed

As reported today in a separate press release, Kosmos announced that the GTA FPSO sale and lease back transaction has been successfully completed. Following the closing of this transaction, the Company will now work to complete the re-financing of the National Oil Company loans.

(1) A Non-GAAP measure, see attached reconciliation of non-GAAP measure

(2) Production means net entitlement volumes. In Ghana and Equatorial Guinea, this means those volumes net to Kosmos' working interest or participating interest and net of royalty or production sharing contract effect. In the Gulf of Mexico, this means those volumes net to Kosmos' working interest and net of royalty.

Conference Call and Webcast Information

Kosmos will host a conference call and webcast to discuss second quarter 2021 financial and operating results today at 10:00 a.m. Central time (11:00 a.m. Eastern time). The live webcast of the event can be accessed on the Investors page of Kosmos’ website at http://investors.kosmosenergy.com/investor-events. The dial-in telephone number for the call is +1-877-407-3982. Callers in the United Kingdom should call 0800 756 3429. Callers outside the United States should dial 1-201-493-6780. A replay of the webcast will be available on the Investors page of Kosmos’ website for approximately 90 days following the event.

About Kosmos Energy

Kosmos is a full-cycle deepwater independent oil and gas exploration and production company focused along the Atlantic Margins. Our key assets include production offshore Ghana, Equatorial Guinea and the U.S. Gulf of Mexico, as well as a world-class gas development offshore Mauritania and Senegal. We also maintain a sustainable proven basin exploration program in Equatorial Guinea, Ghana and the U.S. Gulf of Mexico. Kosmos is listed on the New York Stock Exchange and London Stock Exchange and is traded under the ticker symbol KOS. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos Sustainability Report. For additional information, visit www.kosmosenergy.com.

Non-GAAP Financial Measures

EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, and net debt are supplemental non-GAAP financial measures used by management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines EBITDAX as Net income (loss) plus (i) exploration expense, (ii) depletion, depreciation and amortization expense, (iii) equity based compensation expense, (iv) unrealized (gain) loss on commodity derivatives (realized losses are deducted and realized gains are added back), (v) (gain) loss on sale of oil and gas properties, (vi) interest (income) expense, (vii) income taxes, (viii) loss on extinguishment of debt, (ix) doubtful accounts expense and (x) similar other material items which management believes affect the comparability of operating results. The Company defines Adjusted net income (loss) as Net income (loss) adjusted for certain items that impact the comparability of results. The Company defines free cash flow as net cash provided by operating activities less Oil and gas assets, Other property, and certain other items that may affect the comparability of results. The Company defines net debt as the sum of notes outstanding issued at par and borrowings on the RBL Facility, Corporate revolver, and GoM Term Loan less cash and cash equivalents and restricted cash.

We believe that EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, Net debt and other similar measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the oil and gas sector and will provide investors with a useful tool for assessing the comparability between periods, among securities analysts, as well as company by company. EBITDAX, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, and net debt as presented by us may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos (including, but not limited to, the impact of the COVID-19 pandemic), which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Kosmos Energy Ltd.
Consolidated Statements of Operations
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues and other income:
Oil and gas revenue	$384,045	$127,314	$560,519	$305,094
Gain on sale of assets	—	—	26	—
Other income, net	74	—	144	1
Total revenues and other income	384,119	127,314	560,689	305,095

Costs and expenses:
Oil and gas production	115,803	88,747	161,555	150,350
Facilities insurance modifications, net	1,270	52	1,941	8,090
Exploration expenses	9,289	15,711	17,470	60,316
General and administrative	21,728	18,186	44,169	39,097
Depletion, depreciation and amortization	151,161	121,857	227,702	215,159
Impairment of long-lived assets	—	—	—	150,820
Interest and other financing costs, net	39,326	28,274	63,854	56,109
Derivatives, net	111,921	100,075	214,382	(35,963)
Other expenses, net	(2,659)	1,228	809	25,157
Total costs and expenses	447,839	374,130	731,882	669,135

Loss before income taxes	(63,720)	(246,816)	(171,193)	(364,040)
Income tax expense (benefit)	(6,533)	(47,425)	(23,238)	18,118
Net loss	$(57,187)	$(199,391)	$(147,955)	$(382,158)

Net loss per share:
Basic	$(0.14)	$(0.49)	$(0.36)	$(0.94)
Diluted	$(0.14)	$(0.49)	$(0.36)	$(0.94)

Weighted average number of shares used to compute net loss per share:
Basic	408,131	405,195	409,828	404,990
Diluted	408,131	405,195	409,828	404,990

Dividends declared per common share	$—	$—	$—	$0.0452

Kosmos Energy Ltd.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$149,550	$149,027
Receivables, net	89,423	78,813
Other current assets	204,493	172,451
Total current assets	443,466	400,291

Property and equipment, net	3,374,643	3,320,913
Other non-current assets	185,163	146,389
Total assets	$4,003,272	$3,867,593

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$272,588	$221,430
Accrued liabilities	222,946	203,260
Current maturities of long-term debt	22,500	7,500
Other current liabilities	127,255	28,009
Total current liabilities	645,289	460,199

Long-term liabilities:
Long-term debt, net	2,223,912	2,103,931
Deferred tax liabilities	504,135	573,619
Other non-current liabilities	322,694	289,690
Total long-term liabilities	3,050,741	2,967,240

Total stockholders’ equity	307,242	440,154
Total liabilities and stockholders’ equity	$4,003,272	$3,867,593

Kosmos Energy Ltd.
Condensed Consolidated Statements of Cash Flow
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating activities:
Net loss	$(57,187)	$(199,391)	$(147,955)	$(382,158)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and amortization (including deferred financing costs)	153,781	124,049	232,893	219,634
Deferred income taxes	(47,406)	(48,527)	(69,485)	23,650
Unsuccessful well costs and leasehold impairments	3,396	1,627	4,865	20,855
Impairment of long-lived assets	—	—	—	150,820
Change in fair value of derivatives	117,001	104,707	223,159	(31,615)
Cash settlements on derivatives, net(1)	(63,617)	25,798	(96,615)	34,814
Equity-based compensation	7,608	8,347	15,889	17,693
Gain on sale of assets	—	—	(26)	—
Loss on extinguishment of debt	15,223	2,215	15,223	2,215
Other	224	2,555	(666)	6,529
Changes in assets and liabilities:
Net changes in working capital	159,858	(67,253)	64,973	(125,273)
Net cash provided by (used in) operating activities	288,881	(45,873)	242,255	(62,836)

Investing activities
Oil and gas assets	(161,951)	(51,526)	(290,399)	(135,242)
Other property	214	1	(140)	(1,536)
Proceeds on sale of assets	1,301	—	1,932	1,713
Notes receivable from partners	(13,765)	(18,379)	(36,181)	(42,362)
Net cash used in investing activities	(174,201)	(69,904)	(324,788)	(177,427)

Financing activities:
Borrowings on long-term debt	—	100,000	100,000	150,000
Payments on long-term debt	(50,000)	—	(400,000)	—
Advances under production prepayment agreement	—	50,000	—	50,000
Net proceeds from issuance of senior notes	—	—	444,375	—
Redemption of senior secured notes	—	—	—	—
Purchase of treasury stock / tax withholdings	(19)	—	(1,037)	(4,947)
Dividends	(14)	(25)	(444)	(19,181)
Deferred financing costs	(16,028)	(136)	(17,062)	(136)
Net cash provided by (used in) financing activities	(66,061)	149,839	125,832	175,736

Net increase (decrease) in cash, cash equivalents and restricted cash	48,619	34,062	43,299	(64,527)
Cash, cash equivalents and restricted cash at beginning of period	144,444	130,757	149,764	229,346
Cash, cash equivalents and restricted cash at end of period	$193,063	$164,819	$193,063	$164,819

(1)Cash settlements on commodity hedges were $(58.8) million and $30.4 million for the three months ended June 30, 2021 and 2020, respectively, and $(87.4) million and $42.4 million for the six months ended June 30, 2021 and 2020, respectively.

Kosmos Energy Ltd.
EBITDAX
(In thousands, unaudited)

	Three months ended		Six months ended		Twelve Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020	June 30, 2021
Net loss	$(57,187)	$(199,391)	$(147,955)	$(382,158)	$(177,383)
Exploration expenses	9,289	15,711	17,470	60,316	41,770
Facilities insurance modifications, net	1,270	52	1,941	8,090	7,012
Depletion, depreciation and amortization	151,161	121,857	227,702	215,159	498,405
Impairment of long-lived assets	—	—	—	150,820	3,139
Equity-based compensation	7,608	8,347	15,889	17,693	30,902
Derivatives, net	111,921	100,075	214,382	(35,963)	267,525
Cash settlements on commodity derivatives	(58,823)	30,430	(87,446)	42,449	(132,609)
Restructuring and other	233	(222)	1,419	17,801	12,785
Other, net	(2,892)	839	(610)	3,930	5,675
Gain on sale of assets	—	—	(26)	—	(92,189)
Interest and other financing costs, net	39,326	28,274	63,854	56,109	117,539
Income tax expense (benefit)	(6,533)	(47,425)	(23,238)	18,118	(46,565)
EBITDAX	195,373	$58,547	$283,382	$172,364	$536,006

Kosmos Energy Ltd.
Adjusted Net Income
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	$(57,187)	$(199,391)	$(147,955)	$(382,158)

Derivatives, net	111,921	100,075	214,382	(35,963)
Cash settlements on commodity derivatives	(58,823)	30,430	(87,446)	42,449
Gain on sale of assets	—	—	(26)	—
Facilities insurance modifications, net	1,270	52	1,941	8,090
Impairment of long-lived assets	—	—	—	150,820
Restructuring and other	233	(222)	1,419	17,801
Other, net	(3,110)	839	(787)	3,930
Loss on extinguishment of debt	15,223	2,215	15,223	2,215
Total selected items before tax	66,714	133,389	144,706	189,342

Income tax expense (benefit) on adjustments(1)	(20,024)	(29,031)	(40,222)	5,433
Impact of valuation adjustments and U.S. tax law changes	—	—	—	26,001
Adjusted net loss	$(10,497)	(95,033)	(43,471)	(161,382)

Net loss per diluted share	$(0.14)	$(0.49)	$(0.36)	$(0.94)

Derivatives, net	0.27	0.25	0.52	(0.09)
Cash settlements on commodity derivatives	(0.14)	0.07	(0.21)	0.10
Gain on sale of assets	—	—	—	—
Facilities insurance modifications, net	—	—	—	0.02
Impairment of long-lived assets	—	—	—	0.37
Restructuring and other	—	—	—	0.05
Other, net	(0.01)	—	—	0.01
Loss on extinguishment of debt	0.04	0.01	0.04	0.01
Total selected items before tax	0.16	0.33	0.35	0.47

Income tax expense (benefit) on adjustments(1)	(0.05)	(0.07)	(0.10)	0.01
Impact of valuation adjustments and U.S. tax law changes	—	—	—	0.06
Adjusted net loss per diluted share	$(0.03)	$(0.23)	$(0.11)	$(0.40)

Weighted average number of diluted shares	408,131	405,195	409,828	404,990

(1)Income tax expense is calculated at the statutory rate in which such item(s) reside. Statutory rates for the U.S. and Ghana/Equatorial Guinea are 21% and 35%, respectively.

Kosmos Energy Ltd.
Free Cash Flow
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by (used in) operating activities	$288,881	$(45,873)	$242,255	$(62,836)
Net cash used in investing activities - base business	(68,845)	(44,892)	(116,728)	(120,686)
Net cash used in investing activities - Mauritania/Senegal	(105,356)	(25,012)	(208,060)	(56,741)
Free cash flow	$114,680	$(115,777)	$(82,533)	$(240,263)

Operational Summary
(In thousands, except barrel and per barrel data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net Volume Sold
Oil (MMBbl)	5.689	5.751	8.630	9.202
Gas (MMcf)	1.221	1.303	2.547	3.284
NGL (MMBbl)	0.127	0.142	0.254	0.335
Total (MMBoe)	6.020	6.110	9.309	10.084
Total (Boepd)	66.150	67.145	51.428	55.408

Revenue
Oil sales	$377,632	$124,813	$546,782	$296,729
Gas sales	3,679	2,113	8,219	5,832
NGL sales	2,734	388	5,518	2,533
Total sales	384,045	127,314	560,519	305,094
Cash settlements on commodity derivatives	(58,823)	30,430	(87,446)	42,449
Realized revenue	$325,222	$157,744	$473,073	$347,543

Oil and Gas Production Costs	$115,803	$88,747	$161,555	$150,350

Sales per Bbl/Mcf/Boe
Oil sales per Bbl	$66.38	$21.70	$63.36	$32.25
Gas sales per Mcf	3.01	1.62	3.23	1.78
NGL sales per Bbl	21.52	2.73	21.72	7.56
Total sales per Boe	63.80	20.84	60.22	30.25
Cash settlements on commodity derivatives per oil Bbl(1)	(10.34)	5.29	(10.13)	4.61
Realized revenue per Boe	54.03	25.82	50.82	34.46

Oil and gas production costs per Boe	$19.24	$14.53	$17.36	$14.91

(1)Cash settlements on commodity derivatives are only related to Kosmos and are calculated on a per barrel basis using Kosmos' Net Oil Volumes Sold.

Kosmos was overlifted by approximately 8 thousand barrels as of June 30, 2021.

Hedging Summary
As of June 30, 2021(1)
(Unaudited)

			Weighted Average Price per Bbl

	Index	MBbl	Floor(2)	Sold Put	Ceiling
2021:
Swaps with sold puts	Dated Brent	3,000	$53.96	$42.92	$—
Three-way collars	Dated Brent	1,500	40.00	32.50	53.47
Three-way collars	NYMEX WTI	500	45.00	37.50	55.00
2022:
Three-way collars	Dated Brent	2,500	54.00	42.00	74.00
Two-way collars	Dated Brent	3,000	55.00	—	76.67

(1)Please see the Company’s filed 10-Q for full disclosure on hedging material. Includes hedging position as of June 30, 2021 and hedges added since quarter-end.
(2)“Floor” represents floor price for collars or swaps and strike price for purchased puts.

Note: Excludes 3.5 MMBbls of sold (short) calls with a strike price of $70.09 per Bbl in 2021 and 1.6 MMBbls of sold (short) calls with a strike price of $60.00 per Bbl in 2022.

2021 Guidance

	3Q 2021	FY 2021

Production(1,2)	52,000 - 54,000 boe per day	53,000 - 57,000 boe per day

Opex	$15.00 - $17.00 per boe	$15.50 - $17.50 per boe

DD&A	$22.00 - $24.00 per boe	$23.00 - $25.00 per boe

G&A(3)	$23 - $25 million	$85 - $95 million

Exploration Expense(4)	$18 - $20 million	~$35 - $45 million

Net Interest	~$30 million per quarter

Tax	$1.00 - $3.00 per boe

Base Business Capex(5)	$225 - $275 million in FY 2021

Note: Ghana / Equatorial Guinea revenue calculated by number of cargos.
(1)3Q 2021 cargos forecast - Ghana: 1 cargo / Equatorial Guinea: 0.5 cargos. FY 2021 Ghana: 8 cargos / Equatorial Guinea 4.0 cargos. Average cargo sizes 950,000 barrels of oil.
(2)U.S. Gulf of Mexico Production - 3Q 2021 forecast 20,000-22,000 boe per day. FY 2021: 20,000-22,000 boe per day. Oil/Gas/NGL split for 2021: ~80%/~15%/~5%.
(3)G&A - Approximately 60% cash.
(4)Excludes dry hole costs (Approximately $11 million of dry hole costs associated with Zora expected in 3Q). 3Q includes Gulf of Mexico seismic acquisition deferred from 2Q.
(5)Excludes Mauritania and Senegal capital expenditures.

Source: Kosmos Energy Ltd.

Investor Relations
Jamie Buckland
+44 (0) 203 954 2831
jbuckland@kosmosenergy.com

Media Relations
Thomas Golembeski
+1-214-445-9674
tgolembeski@kosmosenergy.com